UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2024

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	001-41792	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2900 West Sahara Avenue, #800 Las Vegas, NV 89102
(Address of principal executive offices)

(833) 443-7827
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2024, Star Alliance International Corp. (the “Company”) entered into a Line of Credit Agreement (the “Agreement”) with a line of credit investor (the “Investor”). Under the Agreement, the Investor has agreed to make one or more loans to the Company, in the form of multiple advances, in an aggregate amount of up to $25,000,000. Each advance under the Agreement will be documented by a promissory note, the form of which is included as an exhibit to the Agreement (a “Note”). The Company may request advances from the Investor in an amount up to $25,000 by providing a written request 15 days prior to the funding date of the advance. The Investor reserves the right to increase the maximum face amount of each Note in its sole and absolute discretion. The term of the Agreement is one year from the date of the initial advance and may be extended for up to two consecutive additional one-year terms upon 30 days prior notice. As additional consideration to the Investor under the Agreement, the Company agreed to issue a convertible promissory note in the amount of $500,000.

Each Note issued to the Investor for an advance under the Agreement will be due 60 days from the date of the advance and will be secured by a security interest in all assets of the Company. The Note issued for the initial advance under the Agreement shall be convertible to common stock of the Company at a price per share equal to 75% of the average of the two lowest intra-day trading prices for the Company’s common stock during the 20 trading days immediately preceding the conversion date. At no time, however, may the Investor effect a conversion of a Note to the extent that, after the conversion, the Investor would become the beneficial owner of more than 4.99% of the Company’s issued and outstanding common stock. The Investor may, at its option, increase this limit to 9.99% upon 61 days prior notice. Any subsequent Notes issued by the Company after the initial Note will not be convertible to common stock except in the event of a default by the Company, in which case they will be convertible upon the same terms as the initial Note. The Notes will not bear interest except in the event of default, at which time they will accrue interest at a rate of 18% per annum until paid in full.

The Agreement and the form of Notes to be issued thereunder contain various covenants. For two years following the date of the Agreement, the Company shall not issue any shares of common stock at a price per share that is lower than the conversion price of the Notes then in effect. In addition, the Company shall not, without the approval of a majority of the holders of all outstanding Notes, incur additional indebtedness in excess of $100,000 (subject to certain exceptions), create additional liens on its assets, or (subject to certain exceptions) redeem or repay indebtedness.

The Agreement and the form of Note included therein contain numerous additional terms, conditions, and covenants and should be reviewed in their entirety for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Line of Credit Agreement (with form of Note)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Anthony L. Anish

Anthony L. Anish
Chief Financial Officer

Date: May 17, 2024

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